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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  November 21, 2001
                                                   -----------------


                           York Research Corporation
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               (Exact name of registrant as specified in charter)


      Delaware                         0-72                     06-0608633
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(State or other jurisdiction       (Commission               (IRS Employer
    of incorporation)              File Number)            Identification No.)


              280 Park Avenue, Suite 2700 West, New York, NY 10017

                    (Address of principal executive offices)

Registrant's telephone number, including area code: (212-557-6200)





         (Former name or former address, if changed since last report)


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Items 2 and 5.  Acquisition or Disposition of Assets; Other Matters

         York Research Corporation ("York") today received notice of termination from NRG Energy, Inc. of the previously reported agreement to sell York's 215 megawatt generating facility in Trinidad and Tobago for $140,000,000. Such agreement had required a closing to occur on or before November 21, 2001. In addition, the previously reported Standstill Agreement with certain holders of the $150,000,000 12% Senior Secured Bonds due October 30, 2007 (the "Portfolio Bonds") issued by York Power Funding (Cayman) Limited also terminates effective November 21, 2001.

         There can be no assurance that the holders of the Portfolio Bonds will not exercise remedies against the collateral securing the Portfolio Bonds (which includes York's direct or indirect interests in its Trinidad Project, Big Spring Project and Brooklyn Navy Yard Project), or that York's other creditors will not commence action against York. If York is unable to obtain an extension of the Standstill Agreement, as to which there can be no assurance, it is likely that a bankruptcy filing involving York and certain of its subsidiaries will be commenced.

                  This Current Report on Form 8-K contains forward looking statements as to which there can be no assurance. Reference is made to York's Annual Report on Form 10-K and subsequent reports filed with the SEC for information as to, and risks inherent in, such forward looking statements.

         Exhibits:

         Exhibit 1.        Press Release

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                 YORK RESEARCH CORPORATION
                                 (Registrant)

                                 By:      /s/ MICHAEL TRACHTENBERG
                                          Michael Trachtenberg
                                          Executive Vice President


Dated:  November 21, 2001